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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
ESB Financial Corporation:


We consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 33-43001, 33-49234, 333-27613, 333-95725, 333-31464 and 333-31379) of ESB
Financial Corporation, of our report dated January 20, 2000, relating to the consolidated statements of financial condition of ESB Financial Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the December 31, 1999, annual report on Form 10-K of ESB Financial Corporation.


                                    /s/ KPMG LLP


Pittsburgh, Pennsylvania
March 30, 2000